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                                                                    EXHIBIT 11.1

                                 FAROUDJA, INC.

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


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                                            YEAR ENDED     YEAR ENDED     YEAR ENDED    SIX MONTHS ENDED JUNE 30,
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   --------------------------
                                               1994           1995           1996           1996          1997
                                           -------------  -------------  -------------  ------------  ------------
Net income...............................       N/A            N/A            N/A           N/A       $    534,308
                                                                                                      ------------
                                                                                                      ------------
Pro forma net income.....................   $ 1,228,031    $ 3,070,026    $ 1,318,721   $    615,967      N/A
                                           -------------  -------------  -------------  ------------
                                           -------------  -------------  -------------  ------------
Weighted-average shares of Common Stock
  outstanding............................     7,156,895      7,156,895      7,976,892      7,753,783     8,200,000
Dilutive effect of options and
  warrants...............................            --         19,220        212,260        208,107       560,195
Shares related to staff accounting
  bulletin topic 4D:
  Stock options and warrants.............       455,187        455,187        455,187        455,187       455,187
  Common stock...........................       526,316        526,316        526,316        526,316       526,316
                                           -------------  -------------  -------------  ------------  ------------
Shares used in per share computations....     8,138,398      8,157,618      9,170,655      8,943,393     9,741,698
                                           -------------  -------------  -------------  ------------  ------------
                                           -------------  -------------  -------------  ------------  ------------
Net income per share.....................                                                             $       0.05
Pro forma net income per share...........   $      0.15    $      0.38    $      0.14   $       0.07  $         --
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